THIRD AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”) is entered into and effective as of the Third Amendment Closing Date (as defined below) among ENERJEX RESOURCES, INC., a Nevada corporation (“Parent”), ENERJEX KANSAS, INC. (f/k/a Midwest Energy, Inc.), a Nevada corporation (“EnerJex Kansas”), DD ENERGY, INC., a Nevada corporation (“DD Energy”), Working Interest, LLC, a Kansas limited liability company (“Working Interest”), and BLACK SABLE ENERGY, LLC, a Texas limited liability company (“Black Sable”; together with Parent, EnerJex Kansas, DD Energy and Black Sable, each a “Borrower” and, collectively, “Borrowers”) and TEXAS CAPITAL BANK, N.A., a national banking association, as a Bank, L/C Issuer and Administrative Agent (in such latter capacity and together with its successors and permitted assigns in such capacity the “Administrative Agent”), and the several banks and financial institutions from time to time parties to the Credit Agreement, as defined below (the “Banks”). Capitalized terms used but not defined in this Third Amendment have the meaning given them in the Credit Agreement.

RECITALS

A.          Borrowers, Administrative Agent, L/C Issuer and Banks previously entered into that certain Amended and Restated Credit Agreement dated as of October 3, 2011, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 14, 2011 and that certain Second Amendment to Amended and Restated Credit Agreement dated as of August 31, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.          Borrowers, Administrative Agent, L/C Issuer and Banks have agreed to amend the Credit Agreement, subject to the terms and conditions of this Third Amendment.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

I.          Specific Amendments to Credit Agreement.

A.          Article I, Definitions, of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“Net Debt” means, as of the date of any determination, (a) all Indebtedness under this Agreement, plus (b) any long-term Indebtedness permitted under Section 7.03, minus (c) any unencumbered cash on hand.

“Third Amendment” means the Third Amendment to Amended and Restated Credit Agreement dated effective as of the Third Amendment Closing Date by and among Borrowers, Administrative Agent, L/C Issuer and Banks.

“Third Amendment Closing Date” means November 2, 2012.

B.          Section 2.04(a), Borrowing Base Determination, of the Credit Agreement is hereby deleted in its entirety and replaced with following:

(a)          The Borrowing Base in effect as of the Third Amendment Closing Date is $12,150,000 relative to the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties and the Monthly Borrowing Base Reduction is $0.00. The Borrowing Base shall be automatically reduced on the first day of each month by the Monthly Borrowing Base Reduction beginning December 1, 2012. The Borrowing Base and the Monthly Borrowing Base Reduction shall be re-determined from time to time pursuant to the provisions of this Section.

C.          Section 7.02, Investments; Acquisitions, of the Credit Agreement is hereby amended by deleting the “and” at the end of Subsection (e) and replacing the “.” at the end of Subsection (f) with “; and”.

D.          Section 7.02, Investments; Acquisitions, of the Credit Agreement hereby amended by adding the following new Subsection (g) to the end thereof:

(g)          the repurchase by Parent of common stock in an aggregate amount not to exceed $2,000,000 on or before December 31, 2013; provided that both before and after giving effect to the making of such repurchase, (i) no Default or Event of Default has occurred and is continuing and (ii) the then-current Aggregate Outstanding Exposure is equal to or less than ninety percent (90%) of the then-current Aggregate Commitment Amount.

E.          Section 7.12(b), Funded Debt to EBITDAX Ratio, of the Credit Agreement is hereby deleted in its entirety and replaced with the following new Section 7.12(b):

(b)          Net Debt to EBITDAX Ratio. For the quarterly periods ending September 30, 2011 and December 31, 2011, permit the ratio of Net Debt to Borrowers’ and their Subsidiaries’ consolidated EBITDAX for that preceding quarter to be greater than 4.75:1.00; or for the fiscal quarter ending March 31, 2012 and each fiscal quarter thereafter, permit the ratio of Net Debt to Borrowers’ and their Subsidiaries’ consolidated EBITDAX for that preceding quarter to be greater than 4.50:1.00. For the purpose of calculating the foregoing ratio, EBITDAX will be annualized by: (i) multiplying by 4 for the three-month period ending September 30, 2011, (ii) multiplying by 2 for the six-month period ending December 31, 2011, and (iii) multiplying by 1.33 for the nine-month period ending March 31, 2012. For the twelve-month period ending June 30, 2012, and for each period thereafter, EBITDAX will be calculated based on actual EBITDAX for the previous four fiscal quarters. For purposes of calculating the foregoing ratio, Net Debt will be determined beginning as of September 30, 2012.

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F.          Section 7.12(c), Interest Coverage Ratio, of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

For the purpose of calculating the foregoing ratio, EBITDAX will be annualized by: (i) multiplying by 4 for the three-month period ending September 30, 2011, (ii) multiplying by 2 for the six-month period ending December 31, 2011, and (iii) multiplying by 1.33 for the nine-month period ending March 31, 2012. For the twelve-month period ending June 30, 2012, and for each period thereafter, EBITDAX will be calculated based on actual EBITDAX for the previous four fiscal quarters.

II.          Limited Waiver. Subject to the other terms and conditions set forth herein, Administrative Agent and Banks hereby waive Borrowers’ compliance with, and any resulting Event of Default arising from Borrowers’ failure to comply with, the financial covenant set forth in Section 7.12(c) (Interest Coverage Ratio) solely in relation to the fiscal quarter ending December 31, 2011. The waiver granted hereunder does not indicate an intent to establish any course of dealing between Administrative Agent, Banks and Borrowers with regard to future waivers, consents, agreements to forbear or any other modifications that may be requested. Administrative Agent’s and Banks’ agreement to the waiver herein should not be construed as an indication that Administrative Agent and Banks would be willing to agree to any further or future consents, waivers, agreements to forbear or any modifications to any of the terms of the Credit Agreement or other Loan Documents, or any Events of Default or Defaults that may exist or occur thereunder.

III.          Conditions Precedent to Third Amendment. This Third Amendment shall be effective once each of the following conditions have been satisfied in Administrative Agent’s sole discretion on or before the Third Amendment Closing Date:

(a)	Borrowers, Administrative Agent and Banks shall have executed and delivered this Third Amendment (including, without limitation., all schedules, exhibits and annexes to be attached hereto and incorporated herein);

(b)	Borrowers shall have paid, in immediately available funds, to the Administrative Agent (i) a facility fee in the aggregate amount of $37,125 and (ii) an engineering fee in the aggregate amount of $2,500; and

(c)	Administrative Agent shall have received, in form and content satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent may request.

IV.          Representations, Warranties and Covenants. Borrowers represent and warrant to Administrative Agent and Banks that (a) they possess all requisite Corporate Power and authority to execute, deliver and comply with the terms of this Third Amendment, (b) this Third Amendment has been duly authorized and approved by all requisite Corporate Action on the part of the Borrowers, (c) no other consent of any Person (other than Administrative Agent and Banks) is required for this Third Amendment to be effective, (d) the execution and delivery of this Third Amendment does not violate their Governing Documentation, (e)  the representations and warranties in each Loan Document to which they are a party are true and correct in all material respects on and as of the Third Amendment Closing Date as though made on the Third Amendment Closing Date, (f)  they are in full compliance with all covenants and agreements contained in each Loan Document to which they are a party, (g) no Event of Default or Default has occurred and is continuing, and (h) except as may be addressed in this Third Amendment, no exhibit or schedule to the Credit Agreement is required to be supplemented, amended or modified in connection with the transactions contemplated by this Third Amendment or any other matters occurring prior to the Third Amendment Closing Date. In particular, but without limiting the generality of the foregoing, Exhibit A attached to the Credit Agreement, as amended by this Third Amendment or any prior amendment, describes all of Borrowers’ Borrowing Base Oil and Gas Properties. The representations and warranties made in this Third Amendment shall survive the execution and delivery of this Third Amendment. No investigation by Administrative Agent or any Bank is required for Administrative Agent or any Bank to rely on the representations and warranties in this Third Amendment.

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V.          Scope of Amendment; Reaffirmation; Release. All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Third Amendment. This Third Amendment is a Loan Document. Except as affected by this Third Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Third Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement. Borrowers hereby reaffirm their obligations under the Loan Documents to which they are a party to and agree that all Loan Documents to which they are a party to remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Third Amendment). Borrowers hereby release, discharge and acquit Administrative Agent, L/C Issuer and Banks from any and all claims, demands, actions, causes of action, remedies, and liabilities of every kind or nature (including without limitation, offsets, reductions, rebates, or lender liability) arising out of any act, occurrence, transaction or omission occurring in connection with the Credit Agreement and the other Loan Documents prior to the Third Amendment Closing Date.

VI.          Miscellaneous.

(a)          No Waiver of Defaults. Except as expressly provided herein, this Third Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Administrative Agent’s or any Bank’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(b)          Form. Each agreement, document, instrument or other writing to be furnished to Administrative Agent under any provision of this Third Amendment, if any, must be in form and substance satisfactory to Administrative Agent and its counsel.

(c)          Headings. The headings and captions used in this Third Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Third Amendment, the Credit Agreement, or the other Loan Documents.

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(d)          Costs, Expenses and Attorneys’ Fees. Borrowers agree to pay or reimburse Administrative Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Third Amendment, including, without limitation, the reasonable fees and disbursements of Administrative Agent’s counsel.

(e)          Successors and Assigns. This Third Amendment shall be binding on Borrowers and their respective successors and permitted assigns and shall inure to the benefit of Administrative Agent, L/C Issuer and Banks and their respective successors and permitted assigns.

(f)          Multiple Counterparts. This Third Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one (1) and the same instrument. This Third Amendment may be transmitted and signed by facsimile or portable document file (pdf). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrowers, Administrative Agent, L/C Issuer and Banks. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(g)          Governing Law. This THIRD Amendment and the other Loan Documents must be construed, and their performance enforced, under Texas law.

(h)          Entirety. This Third Amendment Represents the Final Agreement By and Among Borrowers, Administrative Agent, L/C Issuer and Banks With Respect to the Subject Matter Hereof and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties. There Are No Unwritten Oral Agreements between the Parties.

(Signature pages follow)

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IN WITNESS WHEREOF, this Third Amendment is executed effective as of the Third Amendment Closing Date.

BORROWERS:

ENERJEX RESOURCES, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

ENERJEX KANSAS, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

DD ENERGY, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

WORKING INTEREST, LLC

By:
Robert G. Watson, Jr.
Chief Executive Officer

– and –

BLACK SABLE ENERGY, LLC

By:
Robert G. Watson, Jr.
Chief Executive Officer

Signature Page to Third Amendment

ADMINISTATIVE AGENT, L/C ISSUER AND BANKS:

TEXAS CAPITAL BANK, N.A.,
as Administrative Agent, L/C Issuer and
a Bank

By:
W. David McCarver IV
Senior Vice President

Signature Page to Third Amendment